EXHIBIT 99.1

Carbon Credits International Inc. Releases Product Range for the United States and Canada

Carbon Credits International, Inc., (OTCBB: CARN) is a global leading provider of voltage and current optimisation energy saving solutions.

Bangkok Thailand, and Las Vegas, NV (PRWEB) October 13, 2009 -- Carbon Credits International Inc. announces that it has released its modules for United States and Canada markets with the incoming voltage power supply range 100V - 160V AC 60Hz.

Mr. Schulte stated; " Whatever the application, voltage optimisation/reduction has the overall effect of decreasing energy consumption, This practice, commonly known as conservation voltage regulation (CVR), shows substantial energy savings potential. We are marketing country by country and this module range provides us a global coverage."

For more information please visit: www.carbon-reducer.com

Contact:
www.carbon-reducer.com
Carbon Credits International, Inc.
Hans J. Schulte, +66 89 866 1127

Carbon Credits International, Inc. is committed to providing clean energy saving solutions to our customers through the marketing and distribution of both branded & private label power saving devices and solutions.

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created hereby. Such forward-looking statements involve known and unknown risks and uncertainties.

Source: Carbon Credits International, Inc.